Exhibit 10.1

April 1, 2022

Nemaura Medical Inc.

57 West 57th Street

New York, NY 10019

Attention: Dr. Dewan F.H. Chowdhury, President and Chief Executive Officer

Dear Dr. Chowdhury:

Reference is made to the At The Market Offering Agreement, dated as of July 23, 2021 (the “ATM Agreement”), between Nemaura Medical Inc. (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”). This letter (the “Amendment”) constitutes an agreement between the Company and Wainwright to amend the ATM Agreement as set forth herein. Defined terms that are used but not defined herein shall have the meanings ascribed to such terms in the ATM Agreement.

1.       The defined term “Agreement” in the ATM Agreement is amended to mean the ATM Agreement as amended by this Amendment.

2.       Section 1 of the ATM Agreement is hereby amended by amending and restating the term “Registration Statement” in its entirety as follows:

““Registration Statement” shall mean, collectively, (i) for the period from July 23, 2021 until March 31, 2022, the shelf registration statement (File Number 333-230535) on Form S-3 (the “First Registration Statement”) that was initially declared effective on April 8, 2019 and (ii) for the period from April 1, 2022 and thereafter, a new shelf registration statement (File Number 333-263618) on Form S-3 that was filed on March 16, 2022 with the Commission and that was filed prior to the expiration of the First Registration Statement and that has been declared effective by the Commission, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.

3.       The Company and Wainwright hereby agree that the date hereof shall be a Representation Date under the ATM Agreement and the Company shall file a Prospectus Supplement and deliver the deliverables pursuant to Sections 4(k), 4(l) and 4(m) of the ATM Agreement on or about the date hereof; provided that, before the Company delivers the Sales Notice or the Manager sells any Shares, the Company shall deliver to the Manager the deliverables pursuant to Sections 4(k), 4(l) and 4(m) of the ATM Agreement.

4.       Except as expressly set forth herein, all of the terms and conditions of the ATM Agreement shall continue in full force and effect after the execution of this Amendment and shall not be in any way be changed, modified or superseded by the terms set forth herein.

5.       This Amendment may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by the Company and Wainwright, please sign in the space provided below, whereupon this Amendment shall constitute a binding amendment to the ATM Agreement as of the date indicated above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

By: /s/ Edward D. Silvera

Name: Edward D. Silvera

Title: Chief Operating Officer

Accepted and Agreed:

Nemaura Medical Inc.

By: /s/ Dewan F. H. Chowdhury

Name: Dewan F. H. Chowdhury

Title: President and Chief Executive Officer

[signature page to NMRD Amendment to atm agreement]